                                                                    EXHIBIT 4(b)

                                                                      REGISTERED

                                PULTE HOMES, INC.

                          7.375% SENIOR NOTES DUE 2046

$150,000,000                                                 CUSIP No. 745867200

No. G-1

      PULTE HOMES, INC., a corporation. duly organized and existing under the laws of Michigan (herein called the "Company", which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., c/o Depository Trust Company, 55 Water Street, New York, New York 10041, or registered assigns, the principal sum indicated on Schedule A hereto on June 1, 2046 and to pay interest thereon from May 17, 2006, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on June 1, September 1, December 1 and March 1 in each year, commencing on September 1, 2006, at the rate of 7.375% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the same rate per annum on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 15, August 15, November 15 or February 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee with a bank located in the United States.

      The payment of, and any premium and interest on, the Notes shall not be determined with reference to any index or formula.

      Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

      This Security is a Global Security within the meaning of the Indenture and is registered in the name of the Depositary for this series of Securities or a nominee of the Depositary. Subject to the terms of the Indenture, beneficial interests in this Security shall be held through the book-entry facilities of the Depositary, and such beneficial interests shall be held in denominations equal to integral multiples of $25, but in any case not less then $25. As long as this Security is registered in the name of a Depositary or its nominee, the Company will make, or will cause the Trustee to make, payments of principal of and premium, if any, and interest on this Security by wire transfer of immediately available funds to such Depositary or its nominee. Notwithstanding the above, the final payment on this Security will be made only upon presentation and surrender of this Security at an office or agency maintained by the Company for that purpose in any Place of Payment for the Securities of this series.

      This Security is one of a duly authorized issue of securities of the Company (hereinafter called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 24, 1995 (as amended by the Indenture Supplement dated as of August 27, 1997, the Indenture Supplement dated as of March 20, 1998, the Indenture Supplement dated as of January 31, 1999, two Indenture Supplements each dated as of April 3, 2000, the Indenture Supplement dated as of February 21, 2001, the Indenture Supplement dated as of July 31, 2001, the Indenture Supplement dated as of August 6, 2001, the Indenture Supplement dated as of June 12, 2002, the Indenture Supplement dated as of February 3, 2003, the Indenture Supplement dated as of May 22, 2003, the Indenture Supplement dated as of January 16, 2004, the Indenture Supplement dated as of July 9, 2004, the Indenture Supplement dated as of February 10, 2005 and the Indenture Supplement dated as of the date hereof (the "May 2006 Indenture Supplement"), (as so amended, the "Indenture"), each between the Company (formerly known as Pulte Corporation) and J. P. Morgan Trust Company, National Association, as Trustee (as successor Trustee to Bank One Trust Company, N.A., which was successor Trustee to The First National Bank of Chicago) (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $150,000,000 (or $172,500,000 if the Underwriters' option to purchase additional Notes set forth in the Underwriting Agreement is exercised in full); provided that the aggregate principal amount of the Securities of this series which may be outstanding may be increased by the Company upon the terms and subject to the conditions set forth in the May 2006 Indenture Supplement. The Securities of this series are issuable only in registered form, without coupons, in the denominations specified in the May 2006 Indenture Supplement. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

      This Security will be redeemable, in whole or in part, from time to time at the option of the Company, at any time on or after June 1, 2011 ("Redemption Date") at a redemption price equal to 100% of the principal amount of this Security to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided, however, that installments of interest on this Security that are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date shall be payable to the Holders of this Security, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of the Indenture.

      If money sufficient to pay the redemption price of and accrued interest on this Security to be redeemed is deposited with the Trustee on or before the Redemption Date, on and after the Redemption Date interest will cease to accrue on this Security (or such portions thereof) called for redemption and this Security will cease to be outstanding.

      Notice of any redemption by the Company will be mailed at least 60 days before any Redemption Date to the Trustee. If less than all the Securities of this series is to be redeemed at the option of the Company, the Securities to be redeemed shall be selected by lot by the Depositary in the case of Securities represented by a Global Note, or by such method as the Trustee deems fair and appropriate, in the case of Securities that are not represented by a Global Note, as provided in the Indenture.

      This Security is not entitled to the benefit of a sinking fund or mandatory redemption provisions.

      If an Event of Default with respect to the Securities shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As set forth in, and subject to the provisions of, the Indenture, no Holder of any Security will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this Security which are defined in the May 2006 Indenture Supplement shall have the meanings assigned to them in the May 2006 Indenture Supplement and all other terms used in this Security and defined elsewhere in the Indenture shall have the meanings assigned to them therein.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to below, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                 PULTE HOMES, INC.

                                 By:
                                      _______________________________________
                                      Name:   Bruce E. Robinson
                                      Title:  Vice President and Treasurer

Attest:

By:
     _______________________________________
     Name:   Steven M. Cook
     Title:  Vice President, General Counsel
             and Secretary

Dated:  May 17, 2006

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                  J.P. MORGAN TRUST COMPANY, NATIONAL
                                  ASSOCIATION
                                         as Trustee

                                  By: _________________________________
                                        Authorized Signature

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription above, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -   as tenants in common

TEN ENT   -   as tenants by the entireties

JT TEN    -   as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -     ____________     Custodian     _______________
                            (Cust)                       (Minor)

                                under the Uniform Gifts to Minors Act

                       ________________________________________________________
                                                     (State)

      Additional abbreviations may also be used though not in the above list.

        ____________________________________________________________

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned registered holder(s) hereby sell(s), assign(s) and transfer(s) unto ________________________________________________


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE _________
_______________________________________________________________________________

_______________________________________________________________________________
      (Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

_______________________________________________________________________________
the within Security and all rights thereunder, and hereby irrevocably constitute(s) and appoint(s)

_______________________________________________________________________________
attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:_____________

Signature Guaranteed:

                        ___________________           _________________

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the within instrument in every particular, without alteration or enlargement or any change whatever. The signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee "medallion" program pursuant to Commission Rule 17Ad-15.

                                    GUARANTEE

      For value received, each of the undersigned hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior basis to the Holder of this Security and to the Trustee, on behalf of the Holder, (i) the due and punctual payment of the principal of and interest on this Security, when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on this Security, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holder of this Security or the Trustee all in accordance with the terms of this Security and the Indenture and (ii) in the case of any extension of time of payment or renewal of this Security or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by declaration of acceleration or otherwise (the obligations in clauses (i) and (ii) hereof being the "Guaranteed Obligations"). This Guarantee will not be valid or obligatory for any purpose until the Trustee duly executes the certificate of authentication on the Security upon which this Guarantee is endorsed.

Dated:  May 17, 2006

                           The Guarantors listed on the attached
                           Exhibit A

                           By:
                                _________________________________________
                                Name:   Bruce E. Robinson
                                Title:  Vice President and Treasurer


Attest:

By:
   ____________________________________
Name:   Steven M. Cook
Title:  Vice President, General Counsel
        and Secretary

                             EXHIBIT A TO GUARANTEE

AMERICAN TITLE OF THE PALM BEACHES CORPORATION
ANTHEM ARIZONA L.L.C.
ASSET FIVE CORP.
ASSET SEVEN CORP.
CARR'S GRANT, L.L.C.
DEL E. WEBB FOOTHILLS CORPORATION
DEL WEBB CALIFORNIA CORP.
DEL WEBB COMMUNITIES, INC.
DEL WEBB COMMUNITIES OF ILLINOIS, INC. (formerly known as Bellasera Corp.) DEL WEBB CORPORATION
DEL WEBB GOLF CORP.
DEL WEBB HOME CONSTRUCTION, INC.
DEL WEBB LIMITED HOLDING CO.
DEL WEBB SOUTHWEST CO.
DEL WEBB TEXAS LIMITED PARTNERSHIP
DEL WEBB'S COVENTRY HOMES CONSTRUCTION CO.
DEL WEBB'S COVENTRY HOMES, INC.
DEL WEBB'S COVENTRY HOMES OF NEVADA, INC.
DEL WEBB'S SPRUCE CREEK COMMUNITIES, INC.
DEL WEBB'S SUNFLOWER OF TUCSON, INC.
DEVTEX LAND, L.P.
DIVOSTA BUILDING CORPORATION
DIVOSTA HOMES, L.P.
DIVOSTA HOME SALES, INC. (formerly known as DiVosta Homes, Inc.)
FLORIDA BUILDING PRODUCTS, LLC
HARRISON HILLS, LLC
ISLAND WALK DEVELOPMENT COMPANY
PB VENTURE L.L.C.
PBW CORPORATION
PC/BRE DEVELOPMENT L.L.C.
PC/BRE SPRINGFIELD L.L.C.
PC/BRE VENTURE L.L.C.
PC/BRE WHITNEY OAKS L.L.C.
PC/BRE WINFIELD L.L.C.
PH1 CORPORATION
PH2 CORPORATION
PH3 CORPORATION
PH4 CORPORATION
PHT BUILDING MATERIALS LIMITED PARTNERSHIP
PN I, INC.
PN II, INC.
PULTE BUILDING SYSTEMS HOLDING COMPANY LLC
PULTE COMMUNITIES NJ, LIMITED PARTNERSHIP
PULTE DEVELOPMENT CORPORATION
PULTE HOME CORPORATION

PULTE HOME CORPORATION OF THE DELAWARE VALLEY
PULTE HOMES OF GREATER KANSAS CITY, INC.
PULTE HOMES OF MICHIGAN LLC
PULTE HOMES OF MICHIGAN I LIMITED PARTNERSHIP
PULTE HOMES OF MINNESOTA CORPORATION
PULTE HOMES OF NEW ENGLAND LLC
PULTE HOMES OF NEW MEXICO, INC.
PULTE HOMES OF NEW YORK, INC.
PULTE HOMES OF NJ, LIMITED PARTNERSHIP
PULTE HOMES OF OHIO LLC
PULTE HOMES OF PA, LIMITED PARTNERSHIP
PULTE HOMES OF TEXAS, L.P.
PULTE HOMES TENNESSEE LIMITED PARTNERSHIP
PULTE LAND COMPANY, LLC
PULTE LAND DEVELOPMENT CORPORATION
PULTE LIFESTYLE COMMUNITIES, INC.
PULTE MICHIGAN HOLDINGS CORPORATION
PULTE MICHIGAN SERVICES, LLC
PULTE PAYROLL CORPORATION
PULTE REALTY CORPORATION
RADNOR HOMES, INC.
RIVERWALK OF THE PALM BEACHES DEVELOPMENT COMPANY, INC.
RN ACQUISITION 2 CORP.
TERRAVITA CORP.
TERRAVITA HOME CONSTRUCTION CO.
WIL CORPORATION
WILBEN, LLLP

                                   SCHEDULE A

      The initial principal amount of this Global Security is $150,000,000. The following increases or decreases in the principal amount of this Global Security have been made:

                   AMOUNT OF INCREASE       AMOUNT OF DECREASE       PRINCIPAL AMOUNT OF
                      IN PRINCIPAL             IN PRINCIPAL         THIS GLOBAL SECURITY        SIGNATURE OF
                     AMOUNT OF THIS           AMOUNT OF THIS           FOLLOWING SUCH            AUTHORIZED
   DATE MADE         GLOBAL SECURITY          GLOBAL SECURITY       DECREASE OR INCREASE    SIGNATORY OF TRUSTEE
----------------  ---------------------    ---------------------    ---------------------   --------------------